Exhibit 99.1

NEWS	Contact	Frontier Airlines Holdings, Inc.
FOR IMMEDIATE RELEASE	Joe Hodas Frontier Airlines 720-374-4504 jhodas@flyfrontier.com	Frontier Center One 7001 Tower Road Denver, CO 80249 P 720.374.4200 F 720.374.4375 frontierairlines.com

Frontier Airlines Completes Reorganization

DENVER (Apr. 3, 2006) – Frontier Airlines, Inc. and Frontier Airlines Holdings, Inc. (NASDAQ: FRNT) today announced that they have completed the previously-announced reorganization establishing Frontier Airlines Holdings, Inc. as a Delaware holding company for Frontier’s airline business.  Under a plan of reorganization approved by Frontier shareholders on March 27, 2006, Frontier Airlines, Inc., a Colorado corporation, became a wholly-owned subsidiary of Frontier Airlines Holdings, Inc., a Delaware corporation, and the former shareholders of Frontier Airlines became stockholders of Frontier Airlines Holdings, with the same number and percentage of shares of Frontier Airlines Holdings as they held of Frontier Airlines.  The common stock of Frontier Airlines Holdings, Inc. commenced trading on the Nasdaq National Market on April 3, 2006 under the symbol “FRNT.”  The conversion of shares of Frontier Airlines common stock into Frontier Airlines Holdings common stock occurred automatically upon consummation of the reorganization.  Shareholders need not return stock certificates or otherwise take any action to exchange their former shares of Frontier Airlines common stock.

About Frontier

Currently in its 12th year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport, employing approximately 4,600 aviation professionals. With 49 aircraft and the youngest Airbus fleet in North America, Frontier Airlines offers 24 channels of DIRECTV® service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with Frontier JetExpress operated by Horizon Air, Frontier Airlines operates routes linking its Denver hub to 47 destinations in 28 states spanning the nation from coast to coast and to seven cities in Mexico. Frontier Airlines’ maintenance and engineering department has received the Federal Aviation Administration’s highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for six consecutive years. In July 2005, Frontier ranked as one of the “Top 10 Domestic Airlines” as determined by readers of Travel & Leisure magazine. Frontier Airlines provides capacity information and other operating statistics on its Web site, which may be viewed at www.frontierairlines.com.

Legal Notice Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward- looking statements.  Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated.  Some of the factors that could significantly impact the forward-looking statements in this press release are discussed in our reports filed with the Securities and Exchange Commission.  Any forward-looking statement is qualified by reference to these risks and factors.  These risks and factors are not exclusive, and Frontier Airlines Holdings undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.  Additional information regarding these and other factors may be contained in Frontier Airlines’ SEC filings, including without limitation, Frontier Airlines’ Form 10-K for its fiscal year ended March 31, 2005 and Current Report on Form 8-K filed on November 29, 2005.  Frontier’s filings are available from the Securities and Exchange Commission or may be obtained on the company’s website at www.frontierairlines.com.